As filed with the Securities and Exchange Commission on January 30, 2002
                                                     Registration No. 333-_____
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               NETIQ CORPORATION
             (Exact name of registrant as specified in its charter)


               Delaware                                 77-0405505
   (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                  Identification No.)

                            3553 North First Street
                           San Jose, California 95134
              (Address of Principal Executive Offices) (Zip code)

                                1995 STOCK PLAN
                       1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                            -----------------------

                                 Ching-Fa Hwang
                     President and Chief Executive Officer
                               NetIQ Corporation
                            3553 North First Street
                           San Jose, California 95134
                    (Name and address of agent for service)

                                 (408) 856-3000
         (Telephone number, including area code, of agent for service)

                            -----------------------

                                    Copy to:
                             William M. Kelly, Esq.
                             Davis Polk & Wardwell
                              1600 El Camino Real
                          Menlo Park, California 94025
                                 (650) 752-2000

                                       CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                                                Proposed
                                                                 maximum         Proposed maximum
         Title of securities              Amount to be      offering price per       aggregate          Amount of
          to be registered               registered (1)          share            offering price     registration fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value,
  issuable under:
1995 Stock Plan                        2,600,000 shares        $32.35(2)         $ 84,110,000(2)        $7,738.12
2002 Stock Plan                        1,500,000 shares        $32.35(2)         $ 48,525,000(2)        $4,464.30
1999 Employee Stock Purchase Plan        800,000 shares        $27.50(3)         $ 22,000,000(3)        $2,024.00
---------------------------------------------------------------------------------------------------------------------
   Totals............................  4,900,000 shares                          $154,635,000          $14,226.42
=====================================================================================================================

---------
(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been shown by plan.

(2) Estimated solely for the purposes of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share has been determined based on the average of the high and low prices of the NetIQ Common Stock on January 23, 2002, as reported by the Nasdaq National Market.

(3) Estimated solely for the purposes of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share has been determined by multiplying 85% times the average of the high and low prices of the NetIQ Common Stock on January 23, 2002, as reported by the Nasdaq National Market. Pursuant to Section 2(n) of the 1999 Employee Stock Purchase Plan (see Exhibit 10.4A), shares are sold at 85% of the lesser of the fair market value of such shares on the enrollment date or on the exercise date.

===============================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plans as specified under Rule 428(b)(i) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be, and are not being, filed by the Company with the Securities and Exchange Commission (the "Commission"), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     This Registration Statement incorporates herein by reference the following documents which have been filed with the Commission by the Company as
Registrant:

     (1) Our Annual Report on Form 10-K for the fiscal year ended June 30,
2001.

     (2) Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

     (3) The description of our common stock contained in the Registration Statement on Form 8-A filed July 19, 1999 pursuant to Section 12(g) of the Exchange Act.

     All documents subsequently filed by NetIQ pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interest of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

     Article XI of our Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware Law.

     Article VI of our Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his conduct was unlawful.

     We have entered into indemnification agreements with our directors and officers, in addition to the indemnification provided for in our Bylaws, and intend to enter into indemnification agreements with any new directors and officers in the future.

Item 7. Exemption for Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     The following are filed as part of this Registration Statement:

     Exhibit No.                             Description
     -----------                             -----------

        5.1         Opinion of counsel as to legality of securities being
                    registered.
       10.3A        1995 Stock Plan
       10.3B        Form of Option Agreement under the 1995 Stock Plan
       10.3C        Form of Director Option Agreement under the 1995 Stock Plan
       10.4A        1999 Employee Stock Purchase Plan
       10.4B        Form of Subscription Agreement under the 1999 Employee Stock
                    Purchase Plan
       10.5         2002 Stock Plan
       23.1         Consent of counsel (contained in Exhibit 5.1).
       23.2         Independent Auditors' Consent.
       24.1         Power of Attorney (see page S-1)

Item 9. Undertakings.

     A. NetIQ hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. NetIQ hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of NetIQ's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of NetIQ pursuant to law, NetIQ's Certificate of Incorporation, Bylaws, indemnification agreements, or otherwise, NetIQ has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by NetIQ of expenses incurred or paid by a director, officer or controlling person of NetIQ in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, NetIQ will, unless in the opinion of its counsel the matter has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 29th day of January, 2002.

                                       NETIQ CORPORATION


                                       By: /s/ Charles M. Boesenberg
                                          -------------------------------------
                                          Charles M. Boesenberg
                                          President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose individual signature appears below hereby authorizes Ching-Fa Hwang and James A. Barth and each of them, to execute in the name and on behalf of each such person and to file any amendment to this Registration Statement, and appoints Ching-Fa Hwang and James A. Barth, or each of them, as attorney-in-fact to sign on his behalf individually and in each capacity stated below, and to file any amendments to this Registration Statement, including any and all post-effective amendments.

         Signature                          Title                     Date
         ---------                          -----                     ----


/s/ Charles M. Boesenberg
---------------------------   President and Chief Executive    January 29, 2002
Charles M. Boesenberg         Officer and Director
                              (Principal Executive Officer)

/s/ James A. Barth            Senior Vice President, Finance,  January 29, 2002
---------------------------   and Chief Financial Officer
James A. Barth                (Principal Financial and
                              Accounting Officer)

/s/ Ching-Fa Hwang            Chairman of the Board            January 29, 2002
--------------------------
Ching-Fa Hwang


/s/ Thomas P. Bernhardt       Director and Chief Technology    January 29, 2002
---------------------------   Officer
Thomas P. Bernhardt


/s/ Michael J. Maples         Director                         January 29, 2002
---------------------------
Michael J. Maples


/s/ Scott Sandell             Director                         January 29, 2002
---------------------------
Scott Sandell


/s/ Alan W. Kaufman           Director                         January 29, 2002
---------------------------
Alan W. Kaufman


/s/ Ying-Hon Wong             Director                         January 29, 2002
---------------------------
Ying-Hon Wong


/s/ Elijahu Shapira
---------------------------   Director                         January 29, 2002
Elijahu Shapira

                                 EXHIBIT INDEX

     Exhibit No.                             Description
     -----------                             -----------

        5.1         Opinion of counsel as to legality of securities being
                    registered.
       10.3A        1995 Stock Plan
       10.3B        Form of Option Agreement under the 1995 Stock Plan
       10.3C        Form of Director Option Agreement under the 1995 Stock Plan
       10.4A        1999 Employee Stock Purchase Plan
       10.4B        Form of Subscription Agreement under the 1999 Employee Stock
                    Purchase Plan
       10.5         2002 Stock Plan
       23.1         Consent of counsel (contained in Exhibit 5.1).
       23.2         Independent Auditors' Consent.
       24.1         Power of Attorney (see page S-1)